Exhibit 4.7

COMMERCIAL   LEASE

              THIS LEASE made this____day of                  , 2019 by and between York Property, LLC, (hereinafter referred to as Landlord) and Silicom Connectivity Solutions (hereinafter referred to as Tenant).

1.  TERMS AND DEFINITIONS:  For purposes of this Lease, the following terms shall have the following definitions and meanings:

1.1          Landlord:               York Property, LLC
Address:               112 West Main Street, Suite 5
Charlottesville, Virginia   22902

1.2          Tenant:                 Silicom Connectivity Solutions
Address:               1439 Timberwood Blvd
Suite 105 & 106
Charlottesville, VA 22911

Tax Parcel #:          032B0-01-00-101A0

                              1.2.1       Use:                         Office and Research

                             1.3          Project:    The Project consists of that building commonly known as the Kathy’s Shopping Center Building and includes the following more particularly described real estate located in the City/County of            Charlottesville            , Virginia, 22911.

                            1.4          Premises:   That building or portion of the building indicated on Addendum A attached hereto and made a part hereof, which is a portion of the Project referred to as:

ABINGTON PLACE, 1439 Timberwood Blvd, Suite 105 and 106

                             1.5          Rentable Area of Premises: Approximately 3,303 Square feet for Suite 105 and approximately 3,225 for Suite 106.
                                                                                   .
                             1.6          Building Standard Work:    All the work to be done at Landlord’s expense in the premises as set forth in Addendum B attached hereto and made a part hereof.

                              1.7          Building Non-Standard Work: All the work to be done in the Premises by Landlord and/or Tenant as set forth in Addendum C, the cost of which shall be paid by the Tenant.

                            1.8          Leasehold Improvements:  The aggregate of the Building Standard Work and the Non-Standard Work.

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1.9          Commencement Date:  December 1, 2019.  No rent will be charged for December 2019 and January 2020.

1.10        Expiration Date:  December 31, 2022

1.11	Rent:

$3,854.00 per month for Suite 105 and $4,569.00 for Suite 106 for a total of $8,423.00 due on the first day of each month for period February 1, 2020 through December 31, 2020.

$3,931.00 per month for Suite 105 and $4,660.00 for Suite 106 for a total of $8,591.00 due on the first day of each month for  period January 1, 2021 through December 31, 2021.

$4,010.00 per month for Suite 105 and $4,753.00 for Suite 106 for a total of $8,763.00 due on the first day of each month for period January 1, 2022 through December 31, 2022.

1.12	Security Deposit: $8,423.00 is due upon lease execution.

 Security Deposit to increase annually to equal one month’s rent.

1.13         Base Year:          The calendar year 2019.

1.14         Amount of Liability Insurance:   $1,000,000.00 per occurrence $2,000,000.00 aggregate

1.15         Workman’s Compensation Insurance:   As required by state law.

1.16         Broker:          None

1.17
~~Tenant, at its sole cost and expense, shall pay all operating expenses associated with the Premises, inclusive of real estate taxes estimated to be $0.71 per square foot per year, insurance estimated to be $0.34 per square foot per year, and common area maintenance estimated to be $0.54 per square foot per year.~~

2.  PREMISES:    Landlord does hereby lease to the Tenant and Tenant hereby leases from Landlord the Premises.  This Lease is subject to the terms, provisions, covenants, and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all said terms, provisions and conditions.

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3.  TERM:    The term of this Lease shall commence on the Commencement Date as set forth in Section 1.9 and shall end on the expiration date as set forth in Section 1.10, unless sooner terminated as hereinafter provided.  Tenant shall have the option to extend this Lease for:
 See Addendum D   provided that written notice is delivered to Landlord at least One Hundred Eighty (180) days prior to the expiration of this Lease.

(A)   If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date, this lease shall not be void, or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event rental shall be waived for the period between Commencement Date and the time when the   Landlord can deliver possession.  No delay in delivery of possession shall operate to extend the term hereof.

          (B) Prior to the Commencement Date, unless Tenant is leasing the Premises on an “as is” basis, Landlord shall substantially complete the Building Standard Work and that portion of the Building Non-Standard Work to be done by the Landlord (“Landlord’s Work”).  Substantial completion shall be deemed to have occurred when there remains to be completed only minor items of Landlord’s Work, which do not materially impair the use of the Premises by the Tenant.  In the event the Premises are ready for occupancy prior to the Commencement Date, and Tenant takes early occupancy of the Premises, notwithstanding anything else to the contrary contained herein, Tenant’s obligation to pay rent under this Lease shall commence upon such occupancy, and shall continue until the Expiration Date.

4.  RENT:    Tenant shall pay to the Landlord, as rent for the Premises, the Base Rent set forth in Section 1.11 in the monthly installments set forth in Section 1.11.  Rent shall be payable on or before the first day of the term hereof and on or before the first day of each and every successive calendar month hereafter during the term hereof.   Rent payments shall be deemed late if received by the Landlord after the fifth day of the month when due, and a ten percent (10%) late fee shall be assessed and shall be payable within five (5) days by Tenant.  Tenant agrees to pay an additional charge of $50.00, in addition to the late fee, for each check returned for insufficient funds or any other reason.  In the event the term of the Lease commences on a day other than the first day of the calendar month, then the monthly rent for the fractional month shall be appropriately pro-rated.  All rentals shall be paid to Landlord, without deduction or offset, in lawful money of the United States at the offices of York Property, LLC, 112 West Main Street, Suite 5, Charlottesville, Virginia 22902 or to such other person or at such other place as the Landlord may from time to time designate in writing. Any payment to Landlord following the service upon Tenant of a written five (5) day Notice to Pay Rent or Quit must be in the form of cash, certified or cashier’s check.   All amounts of money payable by Tenant to Landlord, whether in the nature of rent or otherwise, shall bear interest from due date until paid at the rate of fifteen percent (15%) per year.

5.  SECURITY DEPOSIT:    Tenant has deposited with Landlord the Security Deposit as set forth in Section 1.12.  Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, provisions, covenants and conditions of this lease to be kept and performed by the Tenant during the term hereof.  If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may (but not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion of said deposit is so used or applied, Tenant shall within five (5) days after written demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease.  Except as may be required by state or local laws, Landlord shall not be required to keep this Security Deposit separate from its general funds, no trust relationship shall be created with respect thereto, and Tenant shall not be entitled to interest on such deposit.  If Tenant shall fully and faithfully perform every provision of this Lease, the Security Deposit, or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term.  In the event of termination of Landlord’s interest in this Lease,   Landlord shall transfer such deposit to Landlord’s successor in interest,     and upon such transfer, Landlord shall be relieved of any and all liability therefore and obligation with respect thereto, and Tenant shall look solely to such successor in interest of Landlord for return of any applicable portion of such deposit.

6.  USE:      Tenant shall use the Premises for the use set forth in Section 1.2.1 and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord which shall not be unreasonably withheld.  Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein, which will in any way increase the existing rate or affect any fire or other insurance upon the Project or any of its contents, or cause cancellation of any insurance policy covering said Project or any part thereof or any of its contents.  Tenant shall not do or permit anything to be done in or about the Premises, which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises.  Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

7.  COMPLIANCE WITH LAW:     Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or government rule or regulation now in force or which may hereinafter be enacted or promulgated.  Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and government rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises.

8.  ALTERATIONS AND ADDITIONS:    Tenant shall not make or suffer to be made any alterations, additions, or improvements to the Premises or any part thereof, or attach any fixture or equipment thereto, without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld.  All such alterations, additions and improvements shall immediately become the Landlord’s property, and at the end of the term hereof, shall remain on the Premises without compensation to the Tenant unless Landlord elects by notice to Tenant to have the Tenant remove the same, in which event Tenant shall promptly restore the Premises to it’s condition prior to the installation of such alterations, additions, and improvements.  In the event that the use of the Premises is for commercial or business purposes, Landlord’s consent to install a security and/or alarm system within the Premises shall not be unreasonably withheld.

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9.  REPAIRS:
A       By entry hereunder Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises under the terms of this Lease.  Tenant shall, at all times during the term hereof and at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition and repair (ordinary wear and tear, damage thereto by fire, earthquake, act of God or the elements excepted), with Tenant hereby waiving all rights to make repairs at the expense of the Landlord or in lieu thereof to vacate the Premises as provided in any applicable law, statute or ordinance now or hereinafter in effect.  Tenant shall at the end of the term hereof surrender to Landlord the Premises and all alterations, additions and improvements thereto in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements accepted.  Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically set forth herein.

B      Notwithstanding the provisions of Section 9 (A) above, Landlord shall repair and maintain the structural portions of the Project, including the basic plumbing, HVAC system (excluding any hood system) and electrical systems, installed or furnished by the Landlord, unless the necessity of such maintenance and repairs are in any way caused by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or invitee, in which case Tenant shall pay to Landlord the reasonable costs of such maintenance and repairs.  Landlord shall not be responsible for any repair or replacement of hot water heaters for any restaurant users or other Tenants with high water usage volume.  Landlord shall not be liable for any failure to make such repairs or perform such maintenance for a reasonable period of time following such notice by Tenant.  There shall be no abatement of rent and no liability of Landlord by reason of any injury or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and/or equipment therein.  Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereinafter in effect.

C.    Notwithstanding anything else to the contrary, Tenant Shall be responsible for obtaining an annual HVAC contract with a reputable HVAC contractor.  This HVAC contract shall at a minimum include:

-          Quarterly filter changes
-          Spring Tune-up
-           Fall Tune-up
-          Annual belt changes
-          Annual coil cleaning
-          Annual drain pan service

Tenant shall be responsible for any damage caused by Tenant's failure to timely replace filters.
Cleaning of duct work is the responsibility of the Tenant.

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10.    LIEN.   Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant.  Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Project from such liens.  Tenant shall give Landlord at least ten (10) days written notice of date of commencement of any construction or work on the Premises in order to permit the posting of such notices by Landlord.  Landlord may require, at Landlord’s sole option, that the Tenant, at Tenant’s expense provide to Landlord a lien and completion bond in an amount equal to one and one-half (1 and ½) times any and all estimated costs of any improvements, additions, or alterations in the Premises, to insure Landlord against liability for mechanic’s or materialmen’s liens and to insure completion of work.

11.  ASSIGNMENT AND SUBLETTING.

A.   Without Landlord’s written consent, which shall not be unreasonably withheld, Tenant (including without limitation any subsequent assignee or subtenant) shall not, either voluntarily or by operation of law, assign mortgage, hypothecate, or encumber this Lease, or any interest in this Lease, permit the use of the Premises by any person or persons, licensees or concessionaires, other than Tenant, or sublet the Premises or any part of the Premises.  Any transfer of this Lease from Tenant by merger, conveyance, transfer by bequest or inheritance, or other transfer of a controlling interest in Tenant shall constitute an assignment for the purpose of this Lease.  The performance by Tenant of any of the acts described in this section without Landlord’s written consent shall be void, shall confer no rights upon any third person, and shall, at the option of the Landlord, terminate this Lease.  Landlord’s consent to one assignment or subletting shall not constitute waivers of the necessity for such consent to a subsequent assignment or subletting nor shall such consent constitute a release of Tenant from the full performance by Tenant of all terms, provisions, conditions and covenants of this Lease.  Landlord’s acceptance of rent or any other payment from Tenant’s assignee or subtenant shall not constitute or be construed as Landlord’s consent to such assignment or subletting.

B.    Upon written notice from Tenant to Landlord of Tenant’s desire to assign this Lease or sublease all of the Premises, Landlord shall have fifteen (15) days following Tenant’s written notice within which Landlord shall have the option to terminate this Lease and take possession of the Premises, or any portion thereof.  If Landlord elects to exercise such option to terminate this Lease, the date of such termination shall be as specified by Landlord in Landlord’s notice of its said election.  Should Landlord not exercise its option to terminate this Lease pursuant to the terms of this subsection, Landlord shall not unreasonably withhold its consent to Tenant’s requested subletting or assignment for a period of Forty-five (45) days from that date Landlord informs Tenant of Landlord’s election as provided immediately above; provided, that under no circumstances shall Landlord be required to consent to a subletting of a portion of the Premises.

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C.    Should Tenant (including any subsequent assignee or subtenant) requests Landlord’s consent to an assignment of this Lease, or the subletting of any portion of the Premises, Tenant (or any subsequent assignee or subtenant) shall submit in writing to Landlord such information as Landlord may reasonably require with respect to the terms of the proposed assignment or subletting and information about the proposed assignee or subtenant.

D.    Should this Lease be assigned, or should the Premises or any part thereof be sublet or occupied by a person or persons other than the original Tenant hereunder, Landlord may collect rent from the assignee, sublessee or occupant and apply the net amount collected to the monthly rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waive of any term of this Lease, nor shall it be deemed acceptance of the assignee, sublessee or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, provisions, conditions and covenants of this Lease.

E.    It is the intent of both Landlord and Tenant that the purpose of any assignment or subletting is to aid Tenant in meeting its obligations under this Lease and not to allow Tenant to gain financially from any such assignment or subletting.  Landlord and Tenant agree that Landlord’s consent to any assignment or subletting may be conditioned upon reaching mutual agreement upon a modification of the Base Rent.

F.     In the event Tenant shall assign this Lease or sublet the Premises or shall request the consent of the Landlord to any assignment or subletting, then Tenant shall pay Landlord’s reasonable attorney’s fees incurred in connection therewith.  In addition, there will be a Five hundred dollar ($500.00) assignment or sublet fee assessed to Tenant by Landlord, payable at the execution of Lease assignment.  In addition, Landlord reserves right to charge Tenant for any fees acquired for advertising of said premises.

12.    HOLD HARMLESS INDEMNIFICATION.    Tenant hereby waives all claims against Landlord for damage to any property or injury or death of any person in, upon or about the Premises arising at any time and from any cause other than solely by reason of the active negligence or willful act of Landlord, its employees or contractors, and Tenant shall hold Landlord harmless from any damages to property or injury or death of any person arising from the use of the Premises by Tenant, except such as is caused solely by the active negligence or willful act of Landlord, its contractors or employees.  The foregoing indemnity obligation of Tenant shall include reasonable attorney’s fees, investigative costs and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made.  The provisions of this Section 13 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

13.    SUBROGATION.    Landlord and Tenant each shall use every good faith effort to obtain from their respective insurers under all policies of fire and extended coverage insurance maintained by either of them at any time during the term hereof insuring or covering the Project or Premises or any improvements, fixtures, equipment, furnishings or other property including saleable goods, merchandise and inventory in, on or about the Premises, if any, a waiver of all rights of subrogation which the insurer of one party might have against the other party.

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14.    LIABILITY INSURANCE.    Tenant agrees to carry and keep in force during the term hereof, at Tenant’s sole costs and expense, the following types of insurance, in the amount and in the form provided for:

A.     PUBLIC LIABILITY AND PROPERTY DAMAGE.   Bodily and personal injury liability insurance with limits of not less than the amount set forth in Section 1.14 per occurrence, insuring against any and all liability for injuries to or death of persons occurring in, on or about the Premises or arising out of the maintenance, use or occupancy thereof (including, for purposes of “personal injury”, coverage against false arrest, detention or imprisonment, malicious prosecution, libel, slander, and wrongful entry or eviction), and property damage liability insurance with a limit of not less than set forth in Section 1.14 per accident or occurrence.  All such public liability and property damage insurance shall specifically insure the performance by Tenant of its indemnity obligations under Section 13 hereof with respect to liability for injury to or death of persons and for damage to property.

B.    WORKERS’ COMPENSATION AND EMPLOYERS’ LIABILITY.

        Tenant shall obtain insurance covering workers' compensation and employers' liability in the amounts set forth in Section 1.14 of this Lease.

C.     PLATE GLASS.    Insurance against breakage of all plate and tempered glass within the Premises, in an amount not less than its full replacement costs.

D.     TENANT IMPROVEMENTS.    Insurance covering all improvements made by or for Tenant to Premises, and any and all fixtures, equipment, furnishings and personal property of Tenant from time to time in, on or about the Premises, providing protection against all perils included within a standard fire and extended coverage insurance policy (“all risk form”), together with insurance against vandalism and malicious mischief.  Such insurance shall be in an amount no less than the full replacement cost of the property insured without a deduction for depreciation.

E.     POLICY FORMS.    All policies of insurance provided for herein shall be issued by insurance companies with a general policyholders’ rating of not less than A and a financial rating of XIII as rated in the most current available “Best’s Insurance Reports” and qualified to do business in the Commonwealth of Virginia; and except for Workman's Compensation and employers liability, all such policies shall be issued in the name of the Landlord, Tenant and such other person or firms as Landlord specifies from time to time and shall be for the mutual and joint benefit and protection of Landlord, Tenant and others hereinabove mentioned.  Executed copies of all such policies of insurance or certificates thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises to Tenant, and thereafter within thirty (30) days prior to the expiration of the term of each such policy.   All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its agents and employees by reason of the negligence of Tenant.  As often as any policy shall expire or terminate, renewal or additional policies shall be procured and maintained by the Tenant in like manner and to like extent.  All such policies of insurance shall provide that the company writing said policy would give Landlord thirty (30) days notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance.  All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.

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15.    SERVICES AND UTILITIES.      Tenant shall make all arrangements for and pay for all utilities and services furnished to or used by Tenant, including without limitation, electricity, gas, water and sewer, janitorial services if desired, trash collection, and telephone services, and for all connection charges.  If the space is not individually metered, Landlord shall install a sub-meter and bill Tenant on a monthly basis.  More specifically, Tenant shall pay for electricity, phone & internet, and interior janitorial.  Landlord will install a sub meter for water/sewer and bill Tenant on a monthly basis.

16.     RULES AND REGULATIONS.    Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate.   Landlord reserves the right from time to time to make all reasonable modifications to such rules and regulations.  The additions and modifications to such rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant.  Landlord shall not be responsible to Tenant for the nonperformance of any such rules and regulations by any other tenants or occupants.

17.     HOLDING OVER.     Any holding over after the expiration of the term of this Lease by Tenant, without the written consent of Landlord delivered to Tenant, shall be construed to be a tenancy from month-to-month on all of the terms, provisions, covenants, and conditions herein specified, but at a monthly rent rate equal to one hundred fifteen percent (115%) of the monthly rent in effect on the date of such expiration or termination.   Acceptance by Landlord of monthly rent after such expiration or termination shall not constitute consent by Landlord to any such tenancy or any renewal of the term hereof.  The provisions of this Section 18 are in addition to, and do not affect, Landlord’s right of re-entry or other rights hereunder or provided by law.

18.  DAMAGE AND DESTRUCTION.     If the Premises or the Building in which Premises are located are damaged by fire, earthquake, act of God, the elements or other casualty Landlord shall promptly repair such damages, subject to the provisions of this Section 19, if in Landlord’s judgement, such repairs can be made within One Hundred and Eighty Days (180) under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction.   During the making of such repairs by Landlord, this Lease shall remain in full force and effect, except that if the damage is not the result of any act, neglect, default or omission of Tenant, its agents, employees or invitees, Tenant shall be entitled to a reduction of rent while such repair is being made in the proportion that the net rentable area of the Premises rendered untenantable by such damage bears to the total net rentable area of the Premises.  If such repairs cannot be made within One Hundred and Eighty (180) days, Landlord shall have the option to either (a) repair such damage, this Lease continuing in full force and effect but with the rent proportionately reduced upon the conditions and as hereinabove in this Section 19, provided, or (b) gives notice to Tenant at any time within thirty (30) Days after the occurrence of such damage terminating this Lease as of a date specified in such notice which date shall not be less than thirty (30) days nor more than sixty (60) days after the giving of such notice.  If Landlord elects to terminate this Lease by giving such notice of termination to Tenant, this Lease and all interest of Tenant in the Premises shall terminate on the date specified in such notice, and the rent, proportionately reduced as hereinabove in this Section 19 provided, shall be paid up to the date of such termination, Landlord hereby agreeing to refund to Tenant any rent, theretofore paid for any period of time subsequent to such date.  If Landlord elects or is required to repair the Premises or the Building in which the Premises are located under this Section 19, Landlord shall repair at its cost any injury or damage to the Building, and Tenant shall be responsible for and shall repair at its sole cost all fixtures, equipment, furniture or any other property of Tenant in the Premises.  Landlord shall in no event be required to repair any improvements installed in the Premises by Tenant at Tenant’s sole cost and expense.  Tenant hereby waives the provision of any state or local law, to the extent said provisions may be waived, which are in conflict with Section 19.  Tenant shall not be entitled to any compensation or damages from Landlord for damage to any of Tenant’s fixtures, personal property, or equipment, for loss of use of the Premises or any part thereof, for any damage to Tenant’s business or profits or for any disturbance to Tenant caused by any casualty or the restoration of the Premises following such casualty.  A total destruction of the Building shall automatically terminate this Lease.

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19.     DEFAULT.  The occurrence of any one or more of the following events shall constitute a default and breach (a “Default”) of this Lease by Tenant.

          A.  The vacating or abandonment of the Premises by Tenant.

          B.  The failure of Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder as and when due.

          C.  The failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than described in Section 20(B) above, where such failure shall continue for a period of fifteen (15) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said fifteen (15) day period and thereafter diligently prosecutes such cure to completion.

          D.  The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition of reorganization or arrangement under any law relating to bankruptcy (unless in the case of such petition filed against Tenant, the same is dismissed within sixty (60) days; or the appointment of a trustee or a receiver who is to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in ten (10) days; the admission by Tenant in writing of the inability to pay its debts as they become due.

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20.          REMEDIES IN DEFAULT.  In the event of any such Default as provided in Section 20 above, Landlord shall have the following remedies, in addition to any other rights or remedies which Landlord may have by reason of such Default, and in addition to any other right or remedy Landlord may have at law or in equity:

A.           Landlord shall have the right to cancel and terminate this Lease by written notice to Tenant and all of the right, title and interest of Tenant hereunder, but not Tenant's liability, shall terminate in the same manner and with the same force and effect as if the date fixed in the notice of cancellation and termination were the end of the term herein originally determined.

B.          Landlord may elect, but shall not be obligated, to make any payment required of Tenant herein or comply with any agreement, term, or condition required hereby to be performed by Tenant, and Landlord shall have the right to enter the Premises for the purpose of correcting or remedying any such Default and to remain until the Default has been corrected or remedied, but any expenditure for the correction by Landlord shall not be deemed to waive or release the Default of Tenant or the right of Landlord to take any action as may be otherwise permissible hereunder in the case of any Default.

C.            Landlord may re‑enter the Premises immediately and remove the property and personnel of Tenant (1) store the property in a public warehouse or at a place selected by Landlord, at the expense of Tenant or (2) dispose of and/or sell such property and apply the proceeds there from pursuant to applicable Virginia law, all as attorney-in-fact for Tenant.  After re‑entry Landlord may terminate this Lease by giving five (5) days written notice of termination to Tenant.  Without notice, re‑entry will not terminate this Lease.

D.           After re‑entry, Landlord may relet the Premises or any part thereof for any term without terminating this Lease, at such rent and on such terms as Landlord may choose.  Landlord may make alterations and repairs to the Premises.  If the Premises are relet as provided herein, in addition to Tenant's liability to Landlord for breach of this Lease, Tenant shall be liable for all expenses of the reletting, for the alterations and repairs made, and for the difference between the rent received by Landlord under the new lease and the rent installments that are due for the same period under this Lease.

E.            Landlord shall apply the rent received from reletting the Premises (l) to reduce the indebtedness of Tenant to Landlord under this Lease, not including indebtedness for Rent, (2) to expenses of the reletting and alterations and repairs made, (3) to Rent due under this Lease, or (4) to payment of future rent under this Lease as it becomes due.

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F.             In the event of termination or repossession following a Default, Tenant shall pay to Landlord the amount of all Rent and Additional Rent (including, but not limited to, the reasonable attorneys' fees and costs incurred by Landlord) due through the earlier of the date of termination or repossession.

G.           After termination, Landlord may accelerate all remaining Rent and additional payments due hereunder (“Accelerated Rent”) and Tenant shall pay to Landlord, on demand, the Accelerated Rent which shall be calculated as the present cash value (using an annual discount rate of 3%) on the date of demand of the Rent and additional amounts which would have been payable from the date of termination for what would have been the unexpired Term if it had not been terminated, plus the Rent and additional payments due through the date of termination, which remain unpaid.  For the purposes of this calculation, future additional payments shall include any amounts which Tenant is obligated to pay under the Lease, including, but not limited to real estate taxes, utilities and insurance, which shall be calculated at the amount of such additional payments in effect prior to Tenant's Default.

21.          OTHER REMEDIES OF LANDLORD.

A.          In the event of a breach by Tenant of any of the terms or conditions hereof, Landlord shall have the right of injunction to restrain Tenant and the right to invoke any remedy allowed by law or in equity, as if the specific remedy of indemnity or reimbursement were not provided herein.

B.           The rights and remedies given to Landlord in this Lease are distinct, separate, and cumulative, and no one of them, whether or not exercised by Landlord shall be deemed to be to the exclusion of any of the other herein, by law, or by equity provided.

C.           No receipt of money by Landlord from Tenant after Default or termination of this Lease in any lawful manner shall (l) reinstate, continue, or extend the Term of this Lease or affect any notice given to Tenant, (2) operate as a waiver of the right of Landlord to enforce the payment of Rent then due or falling due, or (3) operate as a waiver of the right of Landlord to recover possession of the Leased Premises by proper suit, action, proceeding or other remedy.

22.    COSTS OF ENFORCEMENT AND WAIVER OF EXEMPTIONS.   Tenant shall pay all costs and expenses incurred by Landlord, including reasonable attorney's fees, in enforcing, by legal action or otherwise, any provision of this Lease, or incurred by Landlord in any litigation in which Landlord becomes involved or concerned by reason of the relationship of Landlord and Tenant.  Tenant hereby waives the benefit of any homestead or similar exemption laws with respect to the obligations of this Lease.

23.    EMINENT DOMAIN.    If more than twenty-five percent (25%) of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease, and Landlord shall be entitled to any and all income, rent, award or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.   Notwithstanding the foregoing, Tenant shall be entitled to receive any portion of any such award designated to compensate Tenant for (I) the taking of personal property or fixtures belonging to Tenant, (ii) the unamortized costs of any leasehold improvements paid for solely by Tenant and (iii) moving costs or relocation costs incurred by Tenant.  If less than twenty-five percent (25%) of the Premises is so taken, or if more than twenty-five   percent (25%) of the Premises is so taken and neither party elects to terminate as herein provided, the rental thereafter to be paid shall be equitably reduced. If any part of the Building in which the Premises are located other than the Premises may be so taken or appropriated, Landlord shall have the right at its option to terminate this Lease and shall be entitled to the entire award as above provided.

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24.   PARKING.    Parking is to be shared by all tenants and their customers.
 It will be first come, first serve.

25.    ESTOPPEL CERTIFICATE.    At any time and from time to time but not less than fifteen (15) days’ prior written request by Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a certificate certifying (a) that this Lease is unmodified and in full force and effect, as modified, and stating the date and nature of each modification, and (b) such other matters as may be reasonably requested by Landlord.  Any such certificate may be relied upon by Landlord and by any prospective purchaser, mortgagee or beneficiary considering the purchase of or a loan on the Project or any part thereof or interest therein.  Tenant shall indemnify and hold Landlord harmless of and from all costs, damages, expenses, liabilities and fees, including reasonable attorneys’ fees and any consequential damages of last profits, arising from or in any way related to or connected with Tenant’s failure to deliver any such certificate within the time specified in this Section 24.

26.    AUTHORITY OF PARTIES.    If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

27.  GENERAL PROVISIONS.

A.    Plats and riders.    Addenda and Exhibits, if any, referred to in this Lease are attached hereto and by this reference made a part hereof.  Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or annexed to this Lease are hereby incorporated herein by this reference.

B.  Waiver.       The waiver by Landlord of Tenant’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by Tenant shall not be deemed to be a continuing waiver of such term, covenant, or condition herein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of Landlord to insist upon performance and observance by Tenant in strict accordance with the terms hereof.  The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding failure of Tenant to pay the particular rent so accepted, irrespective of any knowledge on the part of Landlord of such preceding failure at the time of acceptance of such rent.

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C.  Notices.      All notices, demands, requests advises or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises.  All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at the address set forth in Section 1.1.

D.  Examination of Lease.     Submission of this instrument for signature by Tenant does not constitute a reservation or option for a lease, and this instrument is and shall not be deemed to be effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

E.  Joint Obligation.     If there be more than one person or entity named hereunder as Tenant, the obligations of such persons or entities shall be joint and several.  The article, section and paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

F.  Time.     Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

G.  Successors and Assigns.      The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

H.  Recordation.       Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of Landlord.

I.   Quiet Possession.       Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on the Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

J.    Late   Charges.         Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises.   Accordingly, if any installment of rent or of a sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after due date, a late charge of ten percent (10%) of the total amount due will be assessed.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant.  Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

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K.    Prior Agreements.        This Lease, together with the other documents or agreements referred to in Section 31 hereof, if any, contains all of the agreements of the parties with respect to any matters covered or mentioned in this Lease, and no prior agreements or understandings pertaining to any such matters shall be effective for any purpose.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.  Tenant acknowledges that in executing and delivering this Lease, it is not relying on any verbal or written understanding, promise or representation outside the scope of this Lease and not described or referred to herein.

L.    Inability to Perform.        This Lease and obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

M.   Attorney’s Fees.        In the event of any action or proceeding brought by Landlord against Tenant for failure to pay rent or other breach of this Lease the prevailing party shall be entitled to recover all reasonable costs and expenses including the fees of its attorneys in such action or proceeding in such amount as the Court may adjudge reasonable.  If Landlord should be named as a defendant in any suit brought against Tenant in connection with or in any other way arising out of this Lease or Tenant’s use or occupancy of the Premises, Tenant shall pay
Landlord’s costs and expenses, including reasonable attorney’s fees, incurred in such suit or action.

N.   Sale of Premises by Landlord.        In the event of any sale of the Project as a whole, or the transfer of the Building in which Premises are located and/or Project to any other party or entity, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale or transfer; and the purchaser or such transferee shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser or transferee, to have assumed and agreed to carry out any and all covenants and obligations of the Landlord under this Lease.  Tenant hereby agrees to attorn to any such purchaser or transferee.  Tenant agrees to execute any and all documents deemed necessary or appropriate by Landlord to evidence the foregoing.

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O.    Subordination, Attornment.       Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to:     (1)   All ground leases and underlying leases which may now exist or hereafter be executed affecting the Projector the land upon which the Project is situated or both, and   (2)    the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which said Project, land, ground leases or underlying leases or Landlord’s interest or estate in any of the said items is specified as security.  Not withstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease.  In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest.  Tenant covenants and agrees to execute and deliver upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust.

P.    Name.         Tenant shall not use the name of the Project for any purpose other than as an address of the business to be conducted by Tenant in the Premises.

Q.    Separability.         Any provision of this Lease which shall be prove to be invalid, void, illegal or unenforceable shall in no way affect, impair or invalidate any other provisions hereof and this Lease shall remain in full force and effect.

R.    Cumulative Remedies.      No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or inequity.

S.     Choice of Law.       This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

T.      Signs   and   Auctions.      Tenant shall not place any sign upon the Premises or Building or conduct any auction thereon without Landlord’s prior written consent. All signs so consented to by Landlord and placed by Tenant upon or in the Premises shall comply in all respects with size, design, lettering and material guidelines established by Landlord for the Project.   Landlord reserves the right to change or alter such guidelines at such times and for such tenants as Landlord may determine in its sole and absolute discretion.  All signs must be professionally made and installed.

U.      No   Merger.             The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any and all such subleases or subtenancies.

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V.     Right of Landlord To Perform.        All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at its sole cost and expense and without any reduction of rent of any nature payable hereunder. If Tenant shall fail to pay any sum of money, other than rent required to be paid hereunder or shall fail to perform any other terms or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after Landlord notifies Tenant thereof in writing, Landlord without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other covenant on Tenant’s part to be performed.  All sums so paid by Landlord, together with interest thereon from the date of payment at the rate of fifteen percent (15%) or the highest rate permissible by law, whichever is less, shall be paid (and Tenant covenants to make such payment) to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by tenant as in the case of failure in the payment of rent hereunder.

W.          Notice of surrender on Termination.  At least one hundred and eighty (180) days before the last day of the term hereof, Tenant shall give the Landlord a written notice of Tenant’s intention to surrender the Premises at the end of the term hereof, but nothing contained herein shall be construed as an extension of the term hereof or as a covenant of Landlord to any holding over by the Tenant.

X.          Upon reasonable notice to the Tenant and at reasonable times, Landlord or his duly designated representatives, may enter the property in order to show the property to prospective tenants, mortgagees, purchasers, workmen or contractors, and to place “For Rent” signs on the leased property.  In the event that it is impractical for Landlord to give reasonable notice of his intent to enter the property, the property may be entered by Landlord without notice to the Tenant.

Y.          Representation.  Tenant hereby represents and warrants to Landlord that any and all financial information delivered by Tenant to Landlord in connection with this Lease is true and correct.  In the event any such financial information proves to be inaccurate or misleading in any material respect, it shall constitute a material non-curable default.

28.          BROKERS.  Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this lease, excepting only as set fourth in Section 1.16, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this lease Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgements, costs and expenses (including reasonable attorney's fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenants dealings with any real estate broker or agent other than specified above.

29.          DEFAULT BY LANDLORD.Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event less than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligation is such that Landlord shall not be in default if Landlord commences performance within a thirty (30) day period and thereafter diligently prosecutes the same to completion.

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30.          THE FOLLOWING PLATS, EXHIBITS, AND RIDERS, ARE HEREBY ATTACHED HERETO AND INCORPERATED BY THIS REFERENCE.

Addendum A  Landlord’s Credit for Tenant’s Work
Addendum B  Building Standard Work
Addendum C  Building Non-Standard Work
Addendum D  Option to Extend
Addendum E  Environmental Compliance Report
Addendum F  Rules and Regulations
Addendum G  Notary Page
Addendum H  Floor Plan

WITNESS   the following signatures and seals:

Accepted and agreed to this ______ day of _______  , 2019

Tenant:  Silicom Connectivity Solutions          Landlord: York Property, LLC

          By: _______________________          By: _______________________
  Name & Title

          By: _______________________
  Name & Title

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ADDENDUM A

LANDLORD’S CREDIT FOR TENANT’S WORK

Tenant may make alterations, additions and improvements to the Premises consistent with the provisions of the Lease, specifically including, without limitation, Section 8 of the Lease.  All such alterations, additions and improvements shall be at the Tenant’s sole cost and expense.  Except that the Landlord shall pay to Tenant an improvement allowance of an amount not to exceed $14,000.00 to reimburse Tenant for the reasonable and necessary costs and expenses actually incurred by Tenant for the following:

1.	Install common hallway in Suite 105 to give Landlord unrestricted access 24 hour per day to one bathroom (see attached floor plan).

 (“Tenant's Up-fit Work”).  Tenant’s Up-fit Work must be completed on or before January 31, 2020 and any work completed on or after February 1, 2020 shall be at Tenant’s sole cost and expense and shall not be subject to any reimbursement by the Landlord.  The cost of Tenant’s Up-fit Work shall be documented in a cost certification affidavit signed by Tenant and must include copies of all invoices and receipts for Tenant’s Up-fit Work (collectively the “Cost Certification”). The Cost Certification must be delivered to Landlord on or before January 31, 2020 and the Landlord shall  reimburse Tenant within fifteen (15) days of Landlord’s receipt of a proper cost certification; provided that payment shall not be made until the earlier of (a) the date that Tenant has procured unconditional lien waivers and indemnity forms from all contractors and materialmen performed work in the Premises, or (b) the date the "mechanic's lien period" for such construction and materials acquisition shall have expired.

Tenant, at its sole cost and expense, shall be responsible for the installation of its own phone system and security system and shall not be considered Tenant’s Work subject to reimbursement hereunder.

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ADDENDUM B

BUILDING STANDARD WORK

Landlord shall complete the following work:

Premises work:

Notwithstanding anything else to the contrary, Landlord Reserves the right to reasonably alter the plans as may be necessary to install and accommodate the installation of the heating and air conditioning system, electrical work and/or the plumbing work that has to be done either to the premises or the project.  Tenant, at its sole cost and expense, shall be responsible for the installation of its own phone system.

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ADDENDUM C

BUILDING NON-STANDARD WORK

Tenant shall be responsible for all other work.

Tenant is responsible for changing A/C filters every three (3) months, service A/C unit twice per year and submit in writing to our office that this has been done.

Tenant is also responsible for changing all light bulbs.
Landlord reserves the right to charge a lock-out fee according to the lock-out fee schedule below.

No trash is allowed to accumulate outside of the space.
Dumpster is only to be used for business related trash.

No inoperable or personal vehicles are allowed to be stored on the site.
No signs are allowed in grass along Timberwood Blvd and Lockwood Drive.

The property is for business use only and is not permitted to be used as living quarters.

Lock-out fee schedule

Weekdays-           4:00pm-9:30pm:          $85.00
                               9:30pm-9:00am:           $110.00
Weekends-          Anytime                       $125.00
Holidays-             Anytime                       $150.00

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ADDENDUM D-1

1st OPTION TO EXTEND

Landlord hereby grants to Tenant the option to extend the term of this Lease for a 2 (two) year period commencing when the original term expires and terminating December 31, 2024, upon each and all of the following terms and conditions:

1.   Tenant shall not be in default at the time Tenant delivers notice of his election to extend the term or for a period of more than thirty (30) days at any time during the original term.
2.   Tenant shall have given Landlord written notice of its election to extend the term not less than One Hundred Eighty (180) days prior to December 31, 2022, time being of the essence. If the notification is not so given, this option shall automatically expire.
3.   The parties shall have thirty (30) days after the Landlord receives the option notice in which to agree on minimum monthly rent during the extended term.  If the parties agree on the minimum monthly rent for the extended term during that period, they shall immediately execute an amendment to this Lease stating the minimum monthly rent.  If the parties are unable to agree on the minimum monthly rent for the extended term within that period, the option notice shall be of no effect and this Lease shall expire at the end of the term. Neither party to this Lease shall have the right to have a court or other third party set the minimum monthly rent. Tenant shall have no other right to extend the term beyond the extended term.

1st Option to Renew

$8,938.00 per month due on the first day of each month for the period January 1, 2023 through December 31, 2023.
$9,117.00 per month due on the first day of each month for the period January 1, 2024 through December 31, 2024.

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ADDENDUM D-2

2nd OPTION TO EXTEND

Landlord hereby grants to Tenant the option to extend the term of this Lease for a 2 (two) year period commencing when the 1st option term expires and terminating December 31, 2026, upon each and all of the following terms and conditions:

2.   Tenant shall not be in default at the time Tenant delivers notice of his election to extend the term or for a period of more than thirty (30) days at any time during the original term.
2.   Tenant shall have given Landlord written notice of its election to extend the term not less than One Hundred Eighty (180) days prior to December 31, 2024, time being of the essence. If the notification is not so given, this option shall automatically expire.
3.   The parties shall have thirty (30) days after the Landlord receives the option notice in which to agree on minimum monthly rent during the extended term.  If the parties agree on the minimum monthly rent for the extended term during that period, they shall immediately execute an amendment to this Lease stating the minimum monthly rent.  If the parties are unable to agree on the minimum monthly rent for the extended term within that period, the option notice shall be of no effect and this Lease shall expire at the end of the term. Neither party to this Lease shall have the right to have a court or other third party set the minimum monthly rent. Tenant shall have no other right to extend the term beyond the extended term.

2nd Option to Renew

$9,299.00 per month due on the first day of each month for the period January 1, 2025 through December 31, 2025.
$9,485.00 per month due on the first day of each month for the period January 1, 2026 through December 31, 2026.

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ADDENDUM E

ENVIRONMENTAL COMPLIANCE ADDENDUM

A.  Covenants as to the Premises.     Tenant represents, warrants and agrees that: (a) no hazardous materials (as hereinafter defined) will be brought into the Premises or stored, or used by Tenant on the Project or within the Premises that would be in violation of any applicable Environmental Laws (as hereinafter defined); (b) Tenant shall not store or permit the storage, release, disposal of Hazardous Material on the Project; (c) Tenant shall not permit a material release of Hazardous Material onto or from the Premises; (d) Tenant shall cause the Premises to comply with applicable Environmental Laws and keep the Premises free and clear of any liens unposed pursuant to any applicable Environmental Laws; and (e)   Tenant shall obtain and maintain all licenses, permits and other governmental and regulatory actions necessary for Tenant to comply with Environmental Laws (the “Permits”), and Tenant shall assure compliance therewith including but not limited to any Permits required; and (f) Tenant shall give Landlord within five (5) days after Tenant’s receipt thereof copies of all notices from governmental authorities or any other party alleging any threat to the environment or violation of any Environmental Law or requesting information regarding Tenant’s compliance with the same, and shall conduct and complete all investigations and all cleanup actions necessary to comply with applicable Environmental Laws, including, if necessary, the removal of such Hazardous Material from the Premises. For purposes of this Addendum, “Hazardous Material” means polychlorinated, biphenyls, petroleum products, flammable explosives, radioactive materials, asbestos and any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purpose of) the applicable Environmental Laws or listed as such by the Environmental Protection Agency or by the Commonwealth of Virginia.” Environmental Laws” means any applicable current or future federal, state or local governmental law, ordinance, order, regulation or ruling applicable to environmental conditions on, under or about the Premises and/or Project, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act and applicable wetlands and flood plain statutes, ordinances and regulations.  Tenant’s obligations under this addendum shall survive the termination of this Lease.  Landlord may undertake any voluntary environmental remediation in response to the action or threat of action by any third party, including a governmental agency or official.  In addition, Landlord may, with full cooperation from Tenant, conduct environmental audits and site inspections of Premises.  Any costs incurred by Landlord in such remediation, audits, or inspections shall be paid by Tenant to Landlord, and to the extent permitted by law, shall bear interest at twelve percent (12%), or the legal rate, whichever is less.

B.   Indemnification.    Tenant agrees to defend, indemnify and hold harmless Landlord, its directors, officers, employees, stockholders, agents, members and partners, from and against all losses, expenses, fines, penalties, and claims of every kind as a direct or indirect result of: (I) the presence of or release from Premises of any Hazardous Material; (ii) the violation of any Environmental Laws applicable, (iii) the failure by Tenant to comply with terms of this addendum; or (iv) any warranty or representation made by Tenant that is false or untrue.

As part of Tenant’s work, they will in Suite 105 build a computers and electronics lab.

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ADDENDUM F

RULES   AND   REGULATIONS

1.          No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Premises or on the building in which the Premises is located, or within the Project, without the prior written consent of Landlord, and Landlord shall have the right to remove without notice to and at the expense of Tenant.  All approved sign or lettering shall be at the expense of Tenant. Tenant shall not place anything or allow anything to be placed near the glass or any window, door, partition, or wall which may appear unsightly from outside the Premises; provided however, that Landlord may furnish and install a standard window covering at all exterior windows.  Tenant shall not, without prior written consent of Landlord, sunscreen any window.

2.          The sidewalks, halls, passages, exits, entrances, elevator, if applicable, and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective Premises.

3.          Tenant shall not alter any lock or install any new additional locks or any bolts on any doors or windows of the Premises without prior consent of the Landlord which shall not be unreasonably withheld.

4.          The bathroom apparatus installed shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees shall have caused it.

5.          Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6.          No furniture, freight or equipment of any kind shall be brought into the Premises shall be done at such a time and in such a manner as Landlord shall designate.  Landlord shall have the right to prescribe the weight, size and proportion of all safes and other heavy equipment brought into the Premises and also the times and manner of moving the same in and out of the Premises. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as necessary to properly distribute the weight.  Landlord will not be responsible for loss or of damage done to any such safe or property from any cause and all damage done to the Premises by moving or maintaining any such safe or other property shall be repaired at the expense of the Tenant.

7.          Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business herein, nor shall any animals, reptiles or birds be brought in or kept about the Premises.

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8.          Tenant shall not use or keep on Premises any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord, if any.

9.          Landlord will direct electricians as to where and how telephone, cable and telegraph wires are to be introduced.  No boring or cutting for wires will be allowed without the prior consent of Landlord.   The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

10.        Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of the Landlord, is intoxicated or under the influence of alcohol or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Project.

11.        No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of the Landlord.

12.        Tenant shall not disturb, solicit or canvas any occupants of the Premises and shall cooperate to prevent the same.

13.        Without the prior written consent of Landlord, Tenant shall not use the name of the Project in connection with or promoting or advertising the business of Tenant, except as Tenant’s address.

14.        Landlord shall have the right to control and operate the public portions of the Project, and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

15.        All entrance doors in the Premises shall be kept locked when the Premises are not in use, and all doors opening to public corridors shall be kept for normal ingress and egress from the Premises.

16.        Landlord does not provide for trash collection or disposal, except for all common areas..  Tenant will be fully responsible for the removal and disposal of trash generated within their own Premises.  Tenant will not dispose of their trash or refuse in any common area.

17.        Tenant shall use plastic chair mat floor guards under chairs, particularly chairs with wheels or rollers, to protect carpet or wood floors.  Tenant shall be responsible for any damage to floors and/or carpets caused by failure to use plastic mat floor guards.

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ADDENDUM G

NOTARY PAGE

Certificate of Acknowledgment:

City/County of ______________________________
Commonwealth of Virginia

The foregoing instrument was acknowledged before me this _____________ day of ___________________, 20_____ by

_______________________________________
(Name of person seeking acknowledgment)

_______________________________________
Notary Public’s signature

Notary registration number: ________________________

My commission expires: ___________________________

Initial ________